                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   Form 10

  General Form for Registration of Securities of Small Business Issuers under Section 12(b) or (g) of the Securities Exchange Act of 1934

                          One e Commerce Corporation
     (Exact name of small business issuer as specified in its charter)

                  Nevada                               87-0531751
          (State of incorporation)               (Employer IRS Number)

     One Clyde Street, Golf, Illinois,            60029-0083
(Address of principal executive offices)         (Zip Code)

                                 (312) 983-8980
                         (Registrant's telephone number)

   Securities to be registered under Section 12(b) of the Exchange Act:
                                      NONE

   Securities to be registered under Section 12(g) of the Exchange Act:

                         Common Stock: $0.001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of  “large accelerated filer,” “accelerated filer,” and smaller reporting companies in Rule 12b-2 of the Exchange Act.

Large accelerated filer ___	Accelerated filer _____
Non-accelerated filer ___filer	Smaller reporting company X company

                              TABLE OF CONTENTS

PART 1 CAUTION REGARDING FORWARD-LOOKING STATEMENTS	1
ITEM 1 DESCRIPTION OF BUSINESS	1
General
Competition
Employees
Risk Factors
ITEM 2 MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	5
General
Results of Operations
Plan of Business
Management
Investigation and Selection of Business Opportunities
Form of Acquisitions
Liquidity and Capital Resources
ITEM 3 DESCRIPTION OF PROPERTY	8
ITEM 4 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
ITEM 5 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	9
Biographical Information
Indemnification of Officers and Directors
Prior Sell Company Involvement
Involvement on Certain Material Proceedings during the Past Five Years
ITEM 6 EXECUTIVE COMPENSATION	10
ITEM 7 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	10
Conflicts of Interest
ITEM 8 LEGAL PROCEEDINGS	11
ITEM 9 MARKET PRICE AND DIVIDENDS ON THE REGISTRANT'S COMMON STOCK AND OTHER STOCKHOLDER MATTERS	11
Market Price
Option, Warrants and other Equity Items
Holders
Dividends
ITEM 10 RECENT SALES OF UNREGISTERED SECURITIES	12
ITEM 11 DESCRIPTION OF SECURITIES
Common Stock
Preferred Stock
Convertible Notes
Trading of Securities in Secondary Market
Transfer Agent
ITEM 12 INDEMNIFICATION OF DIRECTORS AND OFFICERS	12
ITEM 13 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	12
ITEM 14 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND ENGAGEMENT OF INDEPENDEND REGISTERED ACCOUNTING FIRM	12
ITEM 15 FINANCIAL STATEMENTS AND EXHIBITS	13
PART II	26
ITEM 1 INDEX TO EXHIBITS	26
Exhibit 3i.1 Restated Articles of Incorporation
3ii.1 By-Laws

PART I

CAUTION REGARDING FORWARD-LOOKING INFORMATION

All statements contained in this Form 10, other than statements of historical facts that address future activities, events or developments   are forward-looking statements, including, but not limited to, statements containing the words "believe," "anticipate," "expect" and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management are subject to a number of risks and uncertainties that may cause actual results to differ materially.  Such risks include, among others, the following: international, national and local general economic and marked conditions:  our ability to sustain, manage or forecast our growth; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this filing.

Consequently, all of the forward-looking statements made in this Form 10 are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.  As used in this Form 10, unless the context requires otherwise, “we" or "us" or the "Company" means One eCommerce Corporation.

ITEM 1.   DESCRIPTION OF BUSINESS

GENERAL

One eCommerce Corporation (The Company) was originally incorporated on September 14, 1994, under the laws of the State of Nevada.

There is limited trading activity on the Company’s common shares which are quoted over-the-counter on the “Pink Sheets.” The Company’s symbol is ONCE.PK

The Company has had no operations, assets, or, new liabilities since 2001 and accordingly is a “shell company” that is, a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or other acquisition with an unidentified company or companies, or other entity or person.  As the Company had previously been an operating company and had ceased to be a development stage company it is not being reported as a development stage company for financial reporting purposes.

During 1998-1999, One eCommerce had developed an integrated suite of electronic commerce products that enabled small and midsize businesses the ability to conduct sophisticated electronic commerce transactions over the Internet. The Company developed one of the first Web-based interfaces that enabled customers to have an electronic commerce Website with their own look and feel, graphics and functionality for no upfront costs and a low monthly fee. The price level for the Company’s old product line called “Merchant Point” ranged from $49.95 to $349.00 a month, depending upon their features and functionality. The Company believed this price range was well below all other electronic commerce products with equivalent functionality. Moreover the Company also invested in the development of a unique function that enabled the Web Sites the ability to link into a broad range of accounting systems for the automated processing of transactions and inventory control.

The cost of the development of the accounting links far exceeded the funds allocated to deliver full functionality. The launch of the “Merchant Point” products were delayed pending completion of the accounting links. The burst of the “Dot-Com” bubble in 2000 and the Company’s previous management’s inability to raise additional capital rendered the business plan unworkable.

The company has had no material business since the cessation of the operations of its wholly owned subsidiary, One Commerce Corporation at the end of 2001.

The Company's current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method. As a "reporting company," the Company may be more attractive to a private acquisition target because its common stock may thereby be quoted on the OTC Bulletin Board.

The Company is voluntarily filing this Registration Statement on Form 10 to register the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

As a result of filing this Registration Statement, the Company is obligated to file with the Securities and Exchange Commission (the “Commission") certain interim and periodic reports including an annual report containing audited financial statements. The Company anticipates that it will continue to file such reports as required under the Exchange Act. Shell corporations have zero or nominal assets and typically no stated or contingent liabilities. Private companies wishing to become publicly trading may wish to merge with a shell corporation through a reverse merger or reverse acquisition transaction whereby the shareholders of the private company become the majority of the shareholders of the combined company. The private company may purchase for cash all or a portion of the common shares of the shell corporation from its major stockholders. Typically, the Board and officers of the private company become the new Board and officers of the combined Company and often the name of the private company becomes the name of the combined entity.

COMPETITION

The Company expects to encounter substantial competition in its efforts to locate attractive business combination opportunities. The competition may in part come from business development companies, venture capital partnerships and corporations, small investment companies, brokerage firms, and the like. Some of these types of organizations are likely to be in a better position than the Company to obtain access to attractive business acquisition candidates either because they have greater experience, resources and managerial capabilities than the Company, because they are able to offer immediate access to limited amounts of cash, or for a variety of other reasons.  The Company also will experience competition from other public companies with similar business purposes, some of which may also have funds available for use by an acquisition candidate.

EMPLOYEES

The Company currently has no employees. Management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

ITEM 1A.   RISK FACTORS

The Company's business and plan of operation is subject to numerous risk factors, including, but not limited to, the following:

LIMITED OPERATING HISTORY MAKES POTENTIAL DIFFICULT TO ASSESS

The Company has had no operating history nor any revenues or earnings from operations since 2000. The Company has no assets or financial resources. The Company will, in all likelihood, continue to sustain operating expenses without corresponding revenues at least until the consummation of a business combination. This will most likely result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a target company. There is no assurance that the Company can identify such a target company and consummate such a business combination.

THERE IS NO AGREEMENT FOR A BUSINESS COMBINATION AND NO MINIMUM REQUIREMENTS FOR A BUSINESS COMBINATION

The Company has no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity.  There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which the Company would not consider a business combination with such business entity.

Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company.

NO ASSURANCE OF SUCCESS OR PROFITABILITY

There is no assurance that the Company will acquire a favorable business opportunity. Even if the Company should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of the Company's outstanding shares will be increased thereby.

TYPE OF BUSINESS ACQUIRED

The type of business to be acquired may be one that desires to avoid affecting its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of the Company's limited capital, it is more likely than not that any acquisition by the Company will involve other parties whose primary interest is the acquisition of control of a publicly traded Company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

LACK OF DIVERSIFICATION

Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its acquisitions or operations. The Company's probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company’s operations.

ONLY TWO DIRECTORS AND OFFICERS

Because management consists of only two people while seeking a business combination; John Welch, the company’s Chairman and Harry Nass, the Company’s President, they will be the only two persons responsible in conducting the day-to-day operations of the Company. The Company does not benefit from multiple judgments that a greater number of directors or officers would provide, and the Company will rely completely on the judgment of its two officers and directors when selecting a target company. Mr. Welch and Mr. Nass anticipate devoting only a limited amount of their time per month to the business of the Company. Neither Mr. Welch nor Mr. Nass has entered into a written employment agreement with the Company and they are not expected to do so. The Company does not anticipate obtaining key man life insurance on Mr. Welch nor Mr. Nass. The loss of the services of Mr. Welch or Mr. Nass would adversely affect development of the Company's business and its likelihood of continuing operations.

DEPENDENCE UPON MANAGEMENT; LIMITED PARTICIPATION OF MANAGEMENT

The Company will be entirely dependant upon the experience of its officers and directors in seeking, investigating, and acquiring a business and in making decisions regarding the Company's operations. Because investors will not be able to evaluate the merits of possible future business acquisitions by the Company, they should critically assess the information concerning the Company's officers and directors. (See Management.)

CONFLICTS OF INTEREST

Certain conflicts of interest exist between the Company and its officers and directors. Mr. Welch and Mr. Nass have other business interests to which they currently devote attention and it is expected they will continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the Company (See Management, Conflicts of Interest).

It is anticipated that the Company’s two principal shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or, in connection with, a proposed merger or acquisition transaction. In this process, the Company's principal shareholders may consider their own personal pecuniary benefit rather than the best interest of other Company shareholders. Depending upon the nature of a proposed transaction, Company shareholder other than the principal shareholders may not be afforded the opportunity to approve or consent to a particular transaction.

POSSIBLE NEED FOR ADDITIONAL FINANCING

The Company has very limited funds, and such funds, may not be adequate to take advantage of any available business opportunities. Even if the  Company's currently available funds prove to be sufficient to pay for its operations until it is able to acquire an interest in, or complete a transaction with, a business opportunity, such funds will clearly not be  sufficient to enable it to exploit the opportunity. Thus, the ultimate success of the Company will depend, in part, upon its availability to raise additional capital. In the event that the Company requires modest amounts of additional capital to fund its operations until it is able to complete a business acquisition or transaction, such funds, are expected to be provided by the two principal shareholders. However, the Company has not investigated the availability, source, or terms that might govern the acquisition of the additional capital which is expected to be required in order to exploit a business opportunity, and will not do so until it has determined the level of need for such additional financing. There is no assurance that additional capital will be available from any source or, if available, that it can be obtained on terms acceptable to the Company. If not available, the Company’s operations will be limited to those that can be financed with its modest capital.

DEPENDENCE UPON OUTSIDE ADVISORS

To supplement the business experience of its officer and director, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's officers, without any input by shareholders. Furthermore, it is anticipated that such persons may be engaged on an as needed basis without a continuing fiduciary or other obligation to the Company. In the event the officers of the Company consider it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if those affiliates are able to provide the required services.

REGULATION OF PENNY STOCKS

The Commission has adopted a number of rules to regulate "penny stocks." Because the securities of the Company may constitute "penny stocks" within the meaning of the rules (as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, largely traded in the National Association of Securities Dealers' (NASD) OTC Bulletin Board or The "Pink Sheets", the rules would apply to the Company and to its securities. The Commission has adopted Rule 15g-9 which established sales practice requirements for certain low price securities. Unless the transaction is exempt, it shall be unlawful for a broker or dealer to sell a penny stock to, or to effect the purchase of a penny stock by, any person unless prior to the transaction:(i) the broker or dealer has approved the person's account for transactions in penny stock pursuant to this rule and (ii) the broker or dealer has received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stock, the broker or dealer must: (a) obtain from the person information concerning the person's financial situation, investment experience, and investment objectives; (b) reasonably determine that transactions in penny stock are suitable for that person, and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of  transactions in penny stock; deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination (i) stating in a highlighted format that it is unlawful for the broker or dealer to affect a transaction in penny stock unless the broker or dealer has received, prior to the transaction, a written  agreement to the transaction  from the person; and(ii) stating in a highlighted format immediately preceding the customer signature line that (iii) the broker or dealer is required to provide the person with the written statement; and (iv) the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience, and investment objectives; and (c) receive from the person a manually signed and dated copy of the written statement. It is also required that disclosure be made as to the risks of investing in penny stock and  the commissions payable to the broker-dealer, as well as current price  quotations and the remedies and rights available  in  cases of fraud in  penny  stock  transactions. Statements, on a monthly basis, must be sent to the investor listing recent prices for the Penny Stock and information on the limited market. Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i)control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;(ii) manipulation of prices through prearranged  matching of purchases and sales and false and misleading press releases;(iii) "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

THERE MAY BE A SCARCITY OF AND/OR SIGNIFICANT COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS

The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well financed entities,  including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with other public shell companies, some of which may also have funds available for use by an acquisition candidate.

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION

Pursuant to the requirements of Section 13 of the Exchange Act, the Company is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. These audited financial statements must be furnished within 4 days following the effective date of a business combination. Obtaining audited financial statements are the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. When a non-reporting company becomes the successor of a reporting company by merger, consolidation, exchange of securities, and acquisition of assets or otherwise, the successor company is required to provide in a Current Report on Form 8-K the same kind of information that would appear in a Registration Statement or an Annual Report on Form 10K, including audited and pro forma financial statements.  The Commission treats these Form 8-K filings in the same way it treats the registration Statements on Form 10 filings. The Commission subjects them to its standards of review selection, and the Commission may issue substantive comments on the sufficiency of the disclosures represented. If the Company enters into a business combination with a non-reporting company, such non-reporting company will not receive reporting status until the Commission ha determined that it will not review the 8-K filing or all of the comments have been cleared by the Commission.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION

The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. In the event demand exists for a transaction of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

PROBABLE CHANGE IN CONTROL OF THE COMPANY AND/OR MANAGEMENT

In conjunction with completion of a business acquisition, it is anticipated that the Company will issue an amount of the Company's authorized but unissued common stock that represents the greater majority of the voting power and equity of the Company, which will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in the Company. As a condition of the business combination agreement, the current two major shareholders of the Company may agree to sell or transfer all or a portion of the Company's common stock they own so to provide the target company with all or majority control. The resulting change in control of the Company will likely result in removal of the present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

POSSIBLE DILUTION OF VALUE OF SHARES UPON BUSINESS COMBINATION

A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of he assets acquired in such business combination, the per share value of the Company's common stock may increase or decrease, perhaps significantly.

LIMITED PUBLIC MARKET EXISTS

There is currently limited public market for the Company's common stock, and no assurance can be given that a larger more liquid market will develop or that a shareholder ever will be able to liquidate their investment without considerable delay, if at all. If a larger more liquid market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the Company’s securities.  Even if a purchaser finds a broker willing to effect a transaction in theses securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the sales proceeds.

REGISTRATION OF SHARES IS REQUIRED

It is the SEC's position that securities issued by a "shell" company cannot be sold under the exemption from registration provided by Rule 144 promulgated under the Securities Act of 1933 (the "Act"), but must be registered  under the Securities Act of 1933. Any other securities issued to individuals in the capacity of management, affiliates, control persons and promoters will also be registered with the SEC prior to resale and shall be issued with appropriate restricted legend to reflect the registration requirements.

BLUE SKY CONSIDERATION

Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware, that there may be significant state Blue Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one.

ADDITIONAL RISKS DOING BUSINESS IN A FOREIGN COUNTRY

The Company may effectuate a business combination with a merger target whose business operations or even headquarters, place of formation or primary place of business are located outside the United States of America. In such event, the Company may face the significant additional risks associated with doing business in that country. In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers that may make it difficult to evaluate such a merger from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability that may be exacerbated in various foreign countries.

TAXATION

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination that the Company may undertake. Actions may be structured so as to result in tax-free treatment to both companies, pursuant to various business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

ITEM 2.  FINANCIAL INFORMATION

GENERAL

The company was organized under the laws of the State of Nevada on September 14, 1994, under the name Arianne Co. The company changed its name on March 30, 1999 to One eCommerce Corporation in connection with the acquisition of One Commerce Corporation in Texas on March 30, 1999 and an associated reverse merger and forward stock split.

The company issued 14,268,600 shares as a result of the stock split.  Also, 1,600,000 shares of common stock were sold in a limited offering raising proceeds of $800,000, and 105,000 shares were issued to various persons. Subsequent to July of 1999 and prior to January 2005, management issued approximately 1,600,000 additional shares of common stock to various persons.  As of December 31, 2007, the total number of shares issued and outstanding on the books of the transfer agent totaled 18,317,200.

The company acquired One Commerce Corporation in 1999.  One Commerce Corporation, founded in 1995, at that time was headquartered in Central Texas.  When the company acquired One Commerce Corporation, it had three wholly owned subsidiaries:  Corridor Technology, Inc., Corridor Graphics, and Altcomm.

The business of the company was carried out through its Texas subsidiary, One Commerce Corporation. None of the subsidiaries of One eCommerce Corporation were active after December 31, 2000.  From December of 1999 through September of 2000, an additional $484,458 was borrowed by One eCommerce Corporation (the Nevada corporation) from shareholders of the company with the funds being passed through to the operating Texas subsidiaries. The notes issued by the parent company contained conversion options in lieu of repayment totaling an additional 30,573,664 common shares of stock of the company.

During 2000, the subsidiaries of One Commerce Corporation (Corridor Technologies, Inc., Corridor Voice & Data Services, LLC and Corridor Telecom, LLC) ceased to do business, or never did any business, and were dissolved at the direction of the Company’s board of directors.

As a result of unfavorable business conditions, One Commerce Corporation as debtor filed for Chapter 7 bankruptcy in the Western District of Texas (Austin) on April 23, 2001. The debtor, One Commerce Corporation was discharged on October 25, 2001. No assets were transferred nor were any payments on the outstanding shareholder notes made as the debtor had no assets at the time of filing. As a result, the company was forced to write off all of its investment in One Commerce Corporation in 2001.

The company has had no material business since the cessation of the operations of its wholly owned subsidiary, One Commerce Corporation at the end of 2001.

RESULTS OF OPERATIONS

The Company had no revenue in 2007 and 2006; and no general and administrative expenses in 2006 and only $150 in 2007.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.

Should this pledge fail to provide financing, the Company has not identified any alternative sources. Consequently, there is substantial doubt about the Company's ability to continue as a going concern.

The Company's need for capital may change dramatically as a result of any business acquisition or combination transaction. There can be no assurance that the Company will identify any such business, product, technology or company suitable for acquisition in the future. Further, there can be no assurance that the Company would be successful in consummating any acquisition on favorable terms or that it will be able to profitably manage the business, product, technology or company it acquires.

PLAN OF BUSINESS

GENERAL

The Company's current purpose is to seek, investigate and, if such investigation warrants, merge or acquire an interest in business opportunities presented to it by persons or companies who or which desire to seek the perceived advantages of a Securities Exchange Act of 1934 registered corporation. As of the date of this registration statement, the Company has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition, and neither the Company's officer and director nor any promoter and affiliate has engaged in any negotiations with any representatives of the owners of any business or company regarding the possibility of a merger or acquisition between the Company and such other company.

Pending negotiation and consummation of a combination, the Company anticipates that it will have, aside from carrying on its search for a combination partner, no business activities, and, thus, will have no source of revenue. Should the Company incur any significant liabilities prior to a combination with a private company, it may not be able to satisfy such liabilities as are incurred. If the Company's management pursues one or more combination opportunities beyond the preliminary   negotiations stage and those negotiations are subsequently terminated, it is foreseeable that such efforts will exhaust the Company's ability to continue to seek such combination opportunities before any successful combination can be consummated. In that event, the Company's common stock will become worthless and holders of the Company's common stock will receive a nominal distribution, if any, upon the Company's liquidation and dissolution.

MANAGEMENT

The Company is in the development stage and currently has no full time employees. Mr. John Welch is the Company’s Chairman of the Board of Directors and Mr. Harry Nass is the Company’s President. They are the Company’s sole officers, directors, and controlling shareholders.  All references herein to management of the Company are to Mr. Welch and Mr. Nass. Msrs. Welch and Nass have agreed to allocate a limited portion of their time to the activities of the Company after the effective date of this Registration Statement without compensation. Potential conflicts may arise with respect to the limited time commitment by Msrs Welch and Nass and the potential demands of the Company's activities. (See Item 7,"Certain Relationships and Related Transactions Conflicts of Interest") The amount of time spent by Msrs. Welch and Nass on the activities of the Company is not predictable. Such time may vary widely from an extensive amount when reviewing a target company to an essentially quiet time when activities of management focus elsewhere, or some amount in between. It is impossible to predict with any precision the exact amount of time Msrs. Welch and Nass will actually be required to spend to locate a suitable target company. Msrs. Welch and Nass estimate that the business plan of the Company can be implemented by devoting less than 10 hours per month but such figure cannot be stated with precisely.

INVESTIGATION AND SELECTION OF BUSINESS OPPORTUNITIES

To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the Company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the business opportunity will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the  application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of a variety of factors, including, but not limited to, the possible need to expand substantially, shift marketing approaches,  change product emphasis, change or substantially augment management, raise capital and the like.

It is anticipated that the Company will not be able to diversify, but will essentially be limited to the acquisition of one business opportunity because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's securities.

Certain types of business acquisition transactions may be completed without any requirement that the Company first submit the transaction to the stockholders for their approval. In the event the proposed transaction is structured in such a fashion that stockholder approval is not required, holders of the Company's securities (other than principal stockholders holding a controlling interest) should not anticipate that they will be provided with financial statements or any other documentation prior to the completion of the transaction. Other types of transactions may require prior approval of the stockholders.  In the event a proposed business combination or business acquisition transaction requires stockholder approval, the Company will be required to prepare a Proxy or Information Statement describing the proposed transaction, file it with the Securities and Exchange Commission for review and approval, and mail a copy of it to all Company stockholders prior to holding a stockholders meeting for purposes of voting on the proposal. Minority shareholders may have the right, buy usually do not, in the event the transaction is approved by the required number of stockholders, to exercise statutory dissenter's rights and elect to be paid the fair value of their shares.

The analysis of business opportunities will be undertaken by or under the supervision of the Company's officers and directors, none of whom are professional business analysts (See Management).  Although there are no current plans to do so, Company management may hire an outside consultant to assist in the investigation and selection of business opportunities, and may pay a finder's fee. Since Company’s management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or the total amount of fees that may be paid. However, due to the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash.

In analyzing potential business opportunities, Company management  anticipates that it will consider, among other things, the following factors: potential for growth and profitability indicated by new technology, anticipated market expansion, or new products; the Company's perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders; whether, following the business combination, the financial condition of the significant prospect in the foreseeable future of becoming sufficient to enable the securities of the Company to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15g-9 adopted by the Securities and Exchange Commission (See Risk Factors The Company Regulations(Penny Stocks).

Possible merger companies will be examined based on competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole; strength and diversity of existing management or management prospects that are scheduled for recruitment; the cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and the accessibility of required management expertise, personnel, raw  materials services, professional assistance, and other required  items. In regard to the possibility that the shares of the Company would qualify for listing on NASDAQ, the current standards for initial listing include, among other requirements, that the Company (1) have net tangible  assets of at least $4.0 million, or a market capitalization of $50.0 million, or net income of not less that $0.75 million in its latest fiscal year or in two of the last three fiscal  years;  (2) have a public float (i.e., shares that are not held by any  officer, director or 10% stockholder) of at least 1.0 million  shares;  (3) have a minimum bid price of at least $4.00;
(4) have at least 300 round lot stockholders (i.e., stockholders who own not less than 100 shares); and (5) have an operating history of at least one year or have a market capitalization of at least $50.0 million. Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with the Company would not satisfy the NASDAQ listing criteria. No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of the Company's limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more. Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing as much relevant information as possible, including, but not limited to, such items as a description of products, services and Company history; management resumes; financial information; available projections with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or service marks, or rights thereto; present and proposed forms of compensation to  management; a description of transactions between  such Company and its affiliates during the relevant periods;  a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurance that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger or acquisition transaction; and the like. As part of the Company's investigation, the Company's executive officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and takes other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

It is possible that the range of business opportunities that might be available for consideration by the Company could be limited by the impact of Securities and Exchange Commission regulations regarding purchase and sale of penny stocks. The regulations would affect, and possibly impair, any market that might develop in the Company's securities until such time as they qualify for listing on NASDAQ or on an exchange which would make them exempt from applicability of the penny stock regulations. (See Risk Factors Regulation of Penny Stocks) Company management believes that various types of potential merger or acquisition candidates might find a business combination with the Company to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current stockholders, acquisition candidates which have long-term plans for raising capital through public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates, who have a need for an immediate cash infusion, are not likely to find a potential business combination with the Company to be an attractive alternative.

FORM OF ACQUISITION

It is impossible to predict the manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and the promoters of the opportunity and, upon the basis of the review and the relative negotiating strength of the Company and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization. In addition, the present management and stockholders of the Company most likely will not have control of a majority of the voting stock of the Company following a merger or reorganization transaction. As part of such a transaction, the Company's existing directors may resign and new directors may be appointed without any vote by stockholders.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a tax free reorganization under the Internal Revenue Code of 1986 as amended, depends upon the issuance to the stockholders of the acquired Company of a controlling interest (i.e., 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions provided under the Internal Revenue Code, the Company's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officers, directors and principal stockholders.

It is anticipated that any new securities issued in any reorganization would be issued in reliance upon one or more exemptions from registration under applicable federal and state securities laws to the extent that such exemptions are available. In certain transaction, the Company may agree to register such securities either at the time the transaction is consummated or under certain conditions at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that might develop in the Company’s securities may have a depressive effect upon such market.

The Company will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed set forth remedies upon default, and include miscellaneous other terms. As a general matter, the Company anticipates that it, and/or its principal stockholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement.  Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither the Company nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specific grounds.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, the inability of the Company to pay until a definitive agreement is executed.

LIQUIDITY AND CAPITAL RESOURCES

It is the belief of management that sufficient working capital necessary to support and preserve the integrity of the corporate entity will be present. However, there is no legal obligation for management to provide additional future funding. Should Management fail to provide financing, the Company has not identified any alternative sources.  Consequently, there is substantial doubt about the Company's ability to continue as a going concern.

The Company has no current plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities prior to the location of a merger or acquisition candidate.  Accordingly, there can be no assurance that sufficient funds will be available to the Company to allow it to cover the expenses related to such activities. The Company’s need for capital may change dramatically as a result of any business acquisition or combination transaction.  There can be no assurance that the Company will identify any such business, product, technology or company suitable for acquisition in the future. Further, there can be no assurance that the Company would be successful in consummating any acquisition on favorable terms or that it will be able to profitably manage the business, product, technology or company it acquires.

Regardless of whether the Company’s cash assets prove to be inadequate to meet the Company’s operational needs, the Company might seek to compensate providers of services by issuances of stock in lieu of cash.  For information as to the Company’s policy in regard to payment for consulting services, see Certain Relationships and Transactions.

ITEM 3.  PROPERTIES

The Company currently maintains a mailing address at One Clyde Street Golf Illinois, 60029. The Company's telephone number there is (312) 983-8980. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future. The Company pays no rent or other fees for the use of the mailing address as these offices are used virtually fulltime by other businesses of the Company's chairman.

It is likely that the Company will not establish an office until it has completed a business acquisition transaction, but it is not possible to predict what arrangements will actually be made with respect to office facilities.

ITEM 4.  SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Registration Statement, there are 18,317,200 shares of the Company's common stock, par value $0.001 per share, issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the Company's common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) by each director and executive officer of the Company; and (iii) by all executive officer and directors of the Company as a group. Each of the persons named in the table have sole voting and investment power with respect to the shares beneficially owned.

Name and address	Number of Shares Beneficially Owned
John Welch One Clyde Street Golf IL, 60029	9,949,259	54.31%
Harry Nass 2810 N Flores Street San Antonio TX, 78212	-	-%
All Directors and officers; Executive Officers (2 persons)	9,949,259	54.31%

ITEM 5.  DIRECTORS and EXECUTIVE OFFICERS

The names, ages and positions of the Company's directors and executive officers are as follows:

John Welch                                                       53              Chairman/Secretary/Treasurer

Harry Nass                                                       52              President/Director

The directors named above will serve until the next annual meeting of the Company's stockholders or until any successors are duly elected and have qualified. Directors will be elected at the annual stockholders meeting. Each director shall hold office until such director’s successor has been duly elected and qualified or until such director’s earlier resignation or removal. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the director or officer of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. There are also no arrangements agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of the Company's affairs. The director and officer will devote his time to the Company’s affairs on an as needed basis, which, depending on the circumstances, could amount to as little as two hours per month, or more than forty hours per month, but more than likely encompass less than ten (10) hours per month. There are no agreements or understandings for any officer or director to resign at the request of another person and the officer or director is not acting on behalf of, or will act at the direction of, any other person.

BIOGRAPHICAL INFORMATION

John Welch, age 53, is a graduate of Carthage College and completed advanced studies at The New York Institute of Finance. Mr. Welch has over 30 years of Wall Street experience and has developed a strong background in financial analysis. Mr. Welch has served on the boards of public companies and was a trustee of a public pension fund. Mr. Welch is not currently serving on any boards of public companies and has not served on any board in the prior 5 years.

Harry Nass, age 52. is President of Bridgehead Networks, Inc., is one of the two co-founders and has over thirty years experience developing and implementing communications, accounting, and business process systems. Mr. Nass has significant experience in both hardware and software design development, and has led start-ups in both manufacturing and service sectors, including telecommunications service companies. Mr. Nass was one of the early pioneers of providing competitive long distance services in the post-divestiture era.

Mr. Nass has also led several other businesses in the development and deployment of leading edge technologies, usually participating as a principal and also serving as President, Chief Operations Officer and Chief Technical Officer positions.  Mr. Nass has experience in building and selling businesses to publicly traded entities.

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Company’s By-Laws provide for the indemnification of its, directors, officers, employees, and agents, under certain circumstances, against attorneys fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such persons promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company, which it may be unable to recoup.

PRIOR SHELL COMPANY INVOLVEMENT

The Company's sole officers and directors, Mr. John Welch and Mr. Harry Nass, have not been involved in rehabilitating dormant shell companies in the past for sale to or acquisition by target companies, or in creating shell companies.

INVOLVEMENT ON CERTAIN MATERIAL LEGAL PROCEEDINGS DURING THE PAST FIVE (5) YEARS

(1) No director, officer, significant employee or consultant has been convicted in a criminal proceeding pending criminal proceeding.

(2) No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers within the past 5 years.

(3) No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4) No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

ITEM 6.  EXECUTIVE COMPENSATION

Currently, management of the Company requires less than ten (10) hours per month. Accordingly, no officer or director has received any compensation from the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company (see Certain Relationships and Related Transactions). The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

CONFLICTS OF INTEREST

None of the officers of the Company will devote more than a small portion of their respective time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of the officers' other business and investment activities. Such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

The officers, directors and principal shareholders of the Company may actively negotiate for the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium may be paid by the purchaser in conjunction with any sale of shares by the Company's officers, directors and principal shareholders made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to members of Company management to acquire their shares creates a conflict of interest for them and may compromise their fiduciary duties to the Company's other shareholders. In making any such sale, members of the Company’s management may consider their own personal pecuniary benefit rather than the best interests of the Company and the Company's other shareholders, and the other shareholders are not expected to be afforded the opportunity to approve or consent to any particular buyout transaction involving shares held by members of Company management.

The Company has adopted a policy under which any consulting or finders fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, the Company is unable to predict whether, or in what amount, such stock issuance might be made.

It is not currently anticipated that any salary, consulting fee, or finders fee shall be paid to any of the Company's directors or executive officers, or to any other affiliate of the Company except as described under Executive Compensation above.

Although management has no current plans to cause the Company to do so, it is possible that the Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by the Company's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company's current stockholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by the Company's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders.  Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

During the fiscal year ended December 31, 2007, the Board of Directors met no times in person and acted by written consent 4 times.

ITEM 8. LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

ITEM 9. MARKET PRICE AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

MARKET PRICE

There is limited trading activity on the Company’s common shares which are quoted over-the-counter on the “Pink Sheets.” The Company’s symbol is ONCE.PK

OPTIONS, WARRANTS AND OTHER EQUITY ITEMS

There are no outstanding options or warrants to purchase. Additionally, the Company issued Convertible Notes with a principal value of $484,458 before 2001 from shareholders of the Company. The notes issued and outstanding by the Company contained conversion options in lieu of repayment totaling an additional 30,573,644 common shares of stock of the Company. There are no shares that could be sold pursuant to Rule 144 under the Securities Act or that the Company has agreed to register under the Securities Act for sale by security holders. Further, there are no common shares of the Company being, or proposed to be, publicly offered by the Company.

HOLDERS

As of December 31, 2007, there are 109 shareholders of the Company's common stock, exclusive of the shares held in "street name". There are 1,527,580 shares of the Company’s common stock held in “Street Name” under the title CEDE & CO.

DIVIDENDS

The Company has not paid any dividends to date, and has no plans to do so in the foreseeable future.

ITEM 10.   RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered Securities of the Company in the previous three years.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The authorized capital stock of the Company consists of 18,317,200 shares of common stock, par value $0.001 per share. The cusip number is 68231C101. The Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

For more information about the Company’s capital stock, please see the copy of our Articles of Incorporation and By-Laws which were filed as an exhibit.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions.  The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends prior to a business combination.

PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more series with such designations, rights and preferences as shall be stated in the resolutions providing for the issuance of the shares as adopted by the Board of Directors.

TRADING OF SECURITIES IN SECONDARY MARKET

There is limited trading in the Company’s Common Shares under the symbol ONCE.

Any other securities issued to individuals in the capacity of management, affiliates, control persons and promoters will also be registered with the SEC prior to resale and shall be issued with respect to the registration requirements.

TRANSFER AGENT

Our independent stock transfer agent is Interwest Transfer Company, Inc. The transfer Agent is located at P.O. Box 17136 Salt Lake City, Utah 84117. The telephone number is: 801-272-9294.

ITEM 12.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's by-laws provide for the indemnification of its, directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such persons promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company, which it may be unable to recoup.

ITEM 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s audited financial statements for the fiscal years ended December 31, 2007 and December 31, 2006 are annexed here to at pages 30-39, as well as the Company’s interim financial statements for the fiscal quarter ended March 31, 2008 are annexed hereto at pages 40 through 45.

ITEM 14.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Engagement of Independent Registered Accounting Firm

On, September 13, 2007, the Company's Board of Directors and Senior Management authorized the engagement of PMB Helin Donovan, LLP, as the Company's independent registered accounting firm. The Company did not consult with PMB Helin Donovan, LLP, at any time prior to the 2007 engagement or subsequent thereto, including the Company's two most recent fiscal years ended through the date of this Report, regarding any of the matters or events set forth in Item  304(a)(2)(i) and(ii) of Regulation S-B.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS

One eCommerce Corporation

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Board of Directors and Stockholders
One eCommerce Corporation

We have audited the accompanying balance sheets of One eCommerce Corporation (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the  financial statements referred to above present fairly, in all material respects, the financial position of One eCommerce Corporation as of December 31, 2007 and 2006, and the results of  its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that One eCommerce Corporation will continue as a going concern.  As discussed in Note 2, One eCommerce Corporation has no revenues or assets, and has incurred recurring operating losses which has resulted in a stockholders’ deficit at December 31, 2007.  These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PMB HELIN DONOVAN, LLP

/s/ PMB HELIN DONVOVAN, LLP
Houston, Texas
April 25, 2008

One eCommerce Corporation
Balance Sheets

Assets
	December 31, 2007	December 31, 2006

Current Assets

Cash	$-	$-

Total current assets	-	-

Total Assets	$-	$-

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities

Notes payable - stockholder (Note 4)	$484,458	$484,458
Accrued interest payable - stockholder	378,080	329,634

Total current liabilities	862,538	814,092

Stockholders' Equity (Deficit)

Preferred Stock: $.001 par value, 500,000 shares authorized, no shares isued	-	-
Common stock: $.001 par value, 50,000,000 shares authorized, 18,317,200 and 48,167,200 shares issued and outstanding at December 31, 2007 and 2006	18,317	48,167
Additional paid-in capital	2,163,509	2,163,509
Stockholder Subscription Receivable	-	(30,000)
Retained deficit	(3,044,364)	(2,995,768)
Total Stockholder's Equity (Deficit)	(862,538)	(814,092)

Total Liabilities and Stockholder's equity (deficit)	$-	$-

The accompanying notes are an integral part of these financial statements

One eCommerce Corporataion
Statements of Operations

	For the Years Ended December 31,
	2007	2006
Revenues	$-	$-

General and administrative expenses	150	-

Income (loss) from operations	(150)	-

Other income (expenses):
Interest expense	(48,446)	(48,446)

Loss before income taxes	(48,596)	(48,446)

Provision for (benefit from) income taxes	-	-

Net loss	$(48,596)	$(48,446)

Basic and diluted loss per share	$-	$-

Basic and diluted weighted average shares outstanding	26,467,200	48,167,200

The accompanying notes are an integral part of these financial statements

One eCommerce Corporation
Statements of Changes in Shareholder’s Equity (Deficit)

For the years ended December 31, 2006 and December 31, 2007

	Common Stock
	Shares	Par Value	Additional Paid-in Capital	Stock Subscription Receivable	Retained Deficit	Total Shareholder's Equity (Deficit)

Balances as of January 1, 2006	48,167,200	$48,167	$2,163,509	$(30,000)	$(2,947,322)	$(765,646)

Net loss	-	-	-	-	(48,446)	(48,446)

Balances as of December 31, 2006	48,167,200	48,167	2,163,509	(30,000)	(2,995,768)	(814,092)

Cancellation of common stock	(30,000,000)	(30,000)	-	30,000	-	-
Issuance of common stock	150,000	150	-	-	-	150
Net loss	-	-	-	-	(48,596)	(48,596)

Balances as of December 31, 2007	18,317,200	$18,317	$2,163,509	$-	$(3,044,364)	$(862,538)

The accompanying notes are an integral part of these financial statements

One eCommerce Corporation
Statement of Cash Flows
For the Years ended December 31,

	2007	2006
Cash Flows from Operating Activities:

Net Loss	$(48,596)	$(48,446)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock compensation expense	150
Accrued interest payable	48,446	48,446

Net cash flows from operating activities	-	-

Cash Flows from Investing Activities:

Cash flows from investing activities	-	-

Cash Flows from Financing Activities:

Net cash flows from financing activities	-	-

Increase (decrease) in cash	-	-

Cash at beginning of year	-	-

Cash at end of year	$-	$-

Supplemental cash flow information:

Interest paid	$-	$-

Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

One eCommerce Corporation
Notes to Financial Statements

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

One eCommerce Corporation (the “Company”) was organized under the laws of the State of Nevada on September 14, 1994, under the name Arianne Co. The Company changed its name on March 30, 1999 to One eCommerce Corporation in connection with the acquisition of One Commerce Corporation on March 30, 1999 and an associated reverse merger and forward stock split.

The Company issued 14,268,600 shares as a result of the stock split.  Also, 1,600,000 shares of common stock were sold in a limited offering raising proceeds of $800,000, and 105,000 shares were issued to various persons. Subsequent to July of 1999 but prior to January of 2005, management issued approximately 1,600,000 additional shares of common stock to various persons.  As of December 31, 2007, the total number of shares issued and outstanding totaled 18,317,200 (see Note 4).

One Commerce Corporation was founded in 1995 and was headquartered in central Texas. In 1999, the Company acquired One Commerce Corporation, One Commerce Corporation’s wholly owned subsidiary, Corridor Technologies, Inc. (incorporated within the state of Texas), Corridor Voice & Data Services, LLC and Corridor Telecom, LLC (both limited liability companies having been registered in the state of Texas).  One Commerce Corporation also had been known formerly by doing business as Altcomm.

The business of the Company was carried out through its Texas subsidiary, One Commerce Corporation. None of the subsidiaries of One eCommerce Corporation was active after December 31, 2000.  From December 1999 through September 2000, an additional $484,458 was borrowed by the Company from shareholders with the funds being passed through to the operating Texas subsidiaries. The notes issued by the Company contain conversion options for the principal and interest then outstanding totaling an additional 30,573,664 common shares of stock of the Company (see Note 3).

During 2000, the subsidiaries of One Commerce Corporation (Corridor Technologies, Inc., Corridor Voice & Data Services, LLC and Corridor Telecom, LLC) ceased to do business, or never did any business, and were dissolved at the direction of the Company’s board of director’s.

As a result of unfavorable business conditions, One Commerce Corporation (as debtor) filed for Chapter 7 bankruptcy in the Western District of Texas (Austin) on April 23, 2001. One Commerce Corporation was discharged on October 25, 2001. There were no assets transferred nor were any payments made on the outstanding shareholder notes as the debtor had no assets at the time of filing.  As a result, the Company was forced to write off all of its investment in One Commerce Corporation in 2001.

The Company has had no material business activities since the cessation of the operations of its wholly owned subsidiary, One Commerce Corporation, at the end of 2001.  Prior to 2001, the Company did have substantive operations and revenues and, accordingly, the Company has not been reflected as a development stage enterprise in the accompanying financial statements.

Management’s Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less when purchased to be cash equivalents.

Deferred Income Taxes

Deferred income taxes are provided based on the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes”, to reflect the tax effect of differences in the recognition of revenues and expenses between financial reporting and income tax purposes based on the enacted tax laws in effect at that time.

As of December 31, 2007, the Company had available approximately $2,666,284 of net operating loss carry forwards to reduce future Federal income taxes. The company has Federal tax returns due for prior periods but no accrued tax liability.  No deferred tax asset has been recorded for these net operating loss carry forwards as of December 31, 2007 and 2006, due to the uncertainty surrounding their realizations as a result of the Company’s recurring losses.

These net operating loss carry forwards would have limited value to the Company in the event of a material change in control or ownership and all such losses are subject to the Internal Revenue Service Code which limit their applicability in the event ownership and control changes.

Earnings (Loss) per Common Share

The Company applies SFAS No. 128, “Earnings per Share,” which requires two presentations of earnings (loss) per share-"basic" and "diluted.”  Basic earnings (loss) per share is computed by dividing income or loss available to common stockholders by the weighted-average number of common shares issued and outstanding for the period. The computation of diluted earnings (loss) per share is similar to basic earnings per share, except that the weighted average number of common shares is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.  For the years ended December 31, 2007 and 2006, the potential common stock shares to be issued upon conversion of the notes payable to a stockholder (see Note 3) have not been included in the determination of loss per share because the effect would be anti-dilutive.

Fair Value of Financial Instruments

At December 31, 2007, the carrying amounts of the Company’s notes payable to stockholder do not approximate fair value.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.  However, the Company has suffered recurring losses from operations and currently has no revenue or assets.

The Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In this regard, the Company’s Management may raise any necessary additional funds through loans, additional sales of its common stock, or through the possible acquisition of other companies.  There is no assurance that the Company will be successful in raising additional capital.

NOTE 3 – NOTES PAYABLE TO STOCKHOLDER

The Company is currently indebted to John Welch, Chairman of the Board of Directors of the company per the schedule of notes below. In the event he elects to exercise his conversion rights under the various notes, the potential additional shares to be issued would be dilutive to the existing shares outstanding by an additional 30, 573,664 shares.  The notes are all unsecured demand notes with maturity dates in 2000 and they are all in a state of default.  As of December 31, 2007, and through this date, Mr. Welch has not demanded to accelerate immediate payment of these notes. Interest has accrued since the issuance of these notes and as of December 31, 2007, an aggregate accrued interest amount of $378,080 is due and payable.   While the notes carry the same conversion option for the accrued interest as for the principal amount of each note, Mr. Welch has agreed to waive the conversion option for the accrued interest.

Issue Date	Interest Rate	Maturity Date	Conversion Rate	Amount
December 31, 1999	10%	December 31, 2000	$0.1000	$190,010
December 31, 1999	10%	December 31, 2000	$0.1000	72,580
April 27, 2000	10%	July 27, 2000	$0.0054	98,168
May 16, 2000	10%	July 27, 2000	$0.1000	75,000
July 19, 2000	10%	September 19, 2000	$0.0054	33,700
September 28, 2000	10%	December 28, 2000	$0.0054	15,000

				$484,458

NOTE 4 – STOCKHOLDER’S EQUITY TRANSACTIONS

In May of 2007, management reviewed a certain previous transaction relating to a mining interest in San Diego, California and upon having determined that this interest was of little or no value to the Company, management petitioned the holders of 30,000,000 shares of common stock (previously issued in consideration of the mining interest) to return the shares and accept the Company’s return of the interest in the mining rights.  On May 7, 2007, the shares were returned to the treasury of the Company pursuant to management’s request and were retired.

In exchange for the consulting services provided by Mr. William Campbell to facilitate the collection of documentation and the completion of the 30,000,000 share exchange relating to the mining interest transaction with the Company, management agreed to compensate Mr. Campbell with 150,000 shares of the Company’s common stock.  The shares were issued on August 29, 2007 and were deemed to have a fair value equal to the par value of the Company’s common stock ($.001 per share) at the date of issue.

NOTE 5 – CORPORATE OVERHEAD

Since 2001 (see Note 1), the Company has not been charged corporate overhead for service performed by its two officers, for office rent, professional fees and other administrative expenses.

One eCommerce Corporation
Balance Sheets

Assets
	March 31, 2008	December 31, 2007
	(unaudited)
Current Assets

Cash	$-	$-

Total current assets	-	-

Total Assets	$-	$-

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities

Notes payable - stockholder (Note 4)	$484,458	$484,458
Accrued interest payable - stockholder	390,191	378,080

Total current liabilities	874,649	862,538

Stockholders' Equity (Deficit)

Preferred Stock: $.001 par value, 500,000 shares authorized, no shares issued	-	-
Common stock: $.001 par value, 50,000,000 shares authorized, 18,317,200 and outstanding at March 31, 2008 and December 31, 2007	18,317	18,317
Additional paid-in capital	2,163,509	2,163,509
Retained deficit	(3,056,475)	(3,044,364)
Total Stockholder's Equity (Deficit)	(874,649)	(862,538)

Total Liabilities & Stockholder's equity (deficit)	$-	$-

The accompanying notes are an integral part of these financial statements

One eCommerce Corporation
Statements of Operations
(unaudited)

	For the Quarter ended March 31,
	2008	2007

Revenues	$-	$-

Expenses	-	-

Income (loss) from operations	-	-

Other income (expenses):
Interest expense	(12,111)	(12,111)

Loss before income taxes	(12,111)	(12,111)

Provision for (benefit from) income taxes	-	-

Net loss	$(12,111)	$(12,111)

Basic and diluted loss per share	$-	$-

Basic and diluted weighted average shares outstanding	18,317,200	48,167,200

The accompanying notes are an integral part of these financial statements

One eCommerce Corporation Statement of Cash Flows (unaudited)

For the Quarter Ended March 31.
	2008	2007
Cash Flows from Operating Activities:

Net Loss	$(12,111)	$(12,111)
Adjustments to reconcile net loss to net cash provided by operating activities
Accrued interest payable	12,111	12,111

Net cash flows from operating activities	-	-

Cash Flows from Investing Activities:

Cash flows from investing activities	-	-

Cash Flows from Financing Activities:

Net cash flows from financing activities	-	-

Increase (decrease) in cash	-	-

Cash at beginning of year	-	-

Cash at end of year	$-	$-

Supplemental cash flow information:

Interest paid	$-	$-

Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

NOTE 1 – NATURE OF BUSINESS

Nature of Business

One eCommerce Corporation (the “Company”) was organized under the laws of the State of Nevada on September 14, 1994, under the name Arianne Co. The Company changed its name on March 30, 1999 to One eCommerce Corporation in connection with the acquisition of One Commerce Corporation on March 30, 1999 and an associated reverse merger and forward stock split.

The Company has had no material business activities since the cessation of the operations of its wholly owned subsidiary, One Commerce Corporation, at the end of 2001.  Prior to 2001, the Company did have substantive operations and revenues and, accordingly, the Company has not been reflected as a development stage enterprise in the accompanying financial statements.

The accompanying interim consolidated financial statements have been prepared by management without audit, pursuant to the rules and regulations of the Securities and Exchange Commission, in accordance with the accounting policies described in our Annual Report on Form 10 for the year ended December 2007, and reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the results for the interim period on a basis consistent with the annual audited consolidated financial statements. All such adjustments are of a normal recurring nature. The financial statements include the accounts of One eCommerce Corporation (“ONCE”, “we”, “our” or the “Company”).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the audited financial statements and related notes included in our Annual Report on Form 10 for the year ended December 31, 2007.

Management’s Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less when purchased to be cash equivalents.

Deferred Income Taxes

Deferred income taxes are provided based on the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes”, to reflect the tax effect of differences in the recognition of revenues and expenses between financial reporting and income tax purposes based on the enacted tax laws in effect at that time.

As of March 31, 2008 and December 31, 2007, the Company had available approximately $2,666,284 of net operating loss carry forwards to reduce future Federal income taxes. The company has Federal tax returns due for prior periods but no accrued tax liability.  No deferred tax asset has been recorded for these net operating loss carry forwards as of March 31, 2008 December 31, 2007, due to the uncertainty surrounding their realizations as a result of the Company’s recurring losses.

These net operating loss carry forwards would have limited value to the Company in the event of a material change in control or ownership and all such losses are subject to the Internal Revenue Service Code which limit their applicability in the event ownership and control changes.

Fair Value of Financial Instruments

At March 31, 2008 and December 31, 2007, the carrying amounts of the Company’s notes payable to stockholder do not approximate fair value.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.  However, the Company has suffered recurring losses from operations and currently has no revenue or assets.

The Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In this regard, the Company’s Management may raise any necessary additional funds through loans, additional sales of its common stock, or through the possible acquisition of other companies.  There is no assurance that the Company will be successful in raising additional capital.

NOTE 3 – NOTES PAYABLE TO STOCKHOLDER

The Company is currently indebted to John Welch, Chairman of the Board of Directors of the Company, per the schedule of notes below. In the event he elects to exercise his conversion rights under the various notes, the potential additional shares to be issued would be dilutive to the existing shares outstanding by an additional 30,573,664 shares.  The notes are all unsecured demand notes with maturity dates in 2000 and they are all in a state of default.  As of March 31, 2008 and through this date, Mr. Welch has not demanded to accelerate immediate payment of these notes. Interest has accrued since the issuance of these notes and as of March 31, 2008 and December 31, 2007, an aggregate accrued interest amount of $390,192 and $378,080, respectively, is due and payable.   While the notes carry the same conversion option for the accrued interest as for the principal amount of each note, Mr. Welch has agreed to waive the conversion option for the accrued interest.

Issue Date	Interest Rate	Maturity Date	Conversion Rate	Amount
December 31, 1999	10%	December 31, 2000	$0.1000	$190,010
December 31, 1999	10%	December 31, 2000	$0.1000	72,580
April 27, 2000	10%	July 27, 2000	$0.0054	98,168
May 16, 2000	10%	July 27, 2000	$0.1000	75,000
July 19, 2000	10%	September 19, 2000	$0.0054	33,700
September 28, 2000	10%	December 28, 2000	$0.0054	15,000

				$484,458

NOTE 4 – STOCKHOLDER’S EQUITY TRANSACTIONS

Since December 31, 2007, there have been no stockholder equity transactions.

NOTE 5 – CORPORATE OVERHEAD

Since 2001 the Company has not been charged corporate overhead for service performed by its two officers, for office rent, professional fees and other administrative expenses.

PART II

ITEM 1  INDEX TO EXHIBITS

Exhibit Number                           Description
--------------                           -----------
    3i.1                   Restated Articles of Incorporation
    3ii.1                  By-Laws

AMENDED AND RESTATED BYLAWS

OF

ONE eCOMMERCE CORPORATION, INC.

a Nevada corporation

(THE "COMPANY")

ARTICLE I

OFFICES

Section 1.1 REGISTERED OFFICE. The registered office of the Company within the State of Nevada shall be located at either (i) the principal place of business of the Company in the State of Nevada or (ii) the office of the corporation or individual acting as the Company's registered agent in Nevada.

Section 1.2 ADDITIONAL OFFICES. The Company may, in addition to its registered office in the State of Nevada, have such other offices and places of business, both within and without the State of Nevada, as the Board of Directors of the Company (the "Board") may from time to time determine or as the business and affairs of the Company may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1 ANNUAL MEETINGS. Annual meetings of stockholders shall be held at a place and time on any weekday that is not a holiday and that is not more than 120 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

Section 2.2 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the board or the president and (ii) shall be called by the president or secretary at the request in writing of a majority of the Board or stockholders owning capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting.

Section 2.3 NOTICES. Written notice of each stockholders meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote there at by or at the direction of the officer calling such meeting not less than ten nor more than sixty days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

Section 2.4 QUORUM. The presence at a stockholders meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5 VOTING OF SHARES.

Section 2.5.1 VOTING LISTS. The officer or agent who has charge of the stock ledger of the Company shall prepare, at least ten days and no more than sixty days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

Section 2.5.2 VOTES PER SHARE. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

Section 2.5.3 PROXIES. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.5.4 REQUIRED VOTE. When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.5.5 CONSENTS IN LIEU OF MEETING. Any action required to be or that may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 3.1 POWERS. The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the certificate of incorporation or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Nevada.

Section 3.2 NUMBER. The number of directors constituting the Board shall never be less than one and shall be determined by resolution of the Board.

Section 3.3 ELECTION. Directors shall be elected by the stockholders by plurality vote at an annual stockholders meeting as provided in the certificate of incorporation, except as hereinafter provided, and each director shall hold office until such director's successor has been duly elected and qualified or until such director's earlier resignation or removal.

Section 3.4 VACANCIES. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

Section 3.5 REMOVAL. Unless otherwise restricted by law, the certificate of incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

Section 3.6 COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefore. Members of committees of the Board may be allowed like compensation for attending committee meetings.

ARTICLE IV

BOARD MEETINGS

Section 4.1 ANNUAL MEETINGS. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the stockholders meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

Section 4.2 REGULAR MEETINGS. Regularly scheduled, periodic meetings of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

Section 4.3 SPECIAL MEETINGS. Special meetings of the Board (i) may be called by the chairman of the board or president and (ii) shall be called by the president or secretary on the written request of two directors or the sole director, as the case may be. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by law, the certificate of incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 4.4 QUORUM; REQUIRED VOTE. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 CONSENT IN LIEU OF MEETING. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1 ESTABLISHMENT; STANDING COMMITTEES. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. There shall exist the following standing committees, which committees shall have and may exercise the following powers and authority:

Section 5.1.1 FINANCE COMMITTEE. The Finance Committee shall from time to time meet to review the Company's consolidated operating and financial affairs, both with respect to the Company, and to report its findings and recommendations to the Board for final action. The Finance Committee shall not be empowered to approve any corporate action of whatever kind or nature, and the recommendations of the Finance Committee shall not be binding on the Board, except when, pursuant to the provisions of Section 5.2 hereof, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Finance Committee shall be determined by the Board by resolution.

Section 5.1.2 AUDIT COMMITTEE. The Audit Committee shall from time to time, but no less than two times per year, meet to review and monitor the financial and cost accounting practices and procedures of the Company and to report its findings and recommendations to the Board for final action. The Audit Committee shall not be empowered to approve any corporate action of whatever kind or nature, and the recommendations of the Audit Committee shall not be binding on the Board, except when, pursuant to the provisions of Section 5.2 hereof, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Audit Committee shall be determined by the Board by resolution.

Section 5.1.3 COMPENSATION COMMITTEE. The Compensation Committee shall from time to time meet to review the various compensation plans, policies and practices of the Company and to report its findings and recommendations to the Board for final action. The Compensation Committee shall not be empowered to approve any corporate action of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board, except when, pursuant to the provisions of Section 5.2 hereof, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board by resolution.

Section 5.2 AVAILABLE POWERS. Any committee established pursuant to Section 5.1 hereof, including the Finance Committee, the Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the certificate of incorporation and these Bylaws, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of Nevada, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company.

Section 5.3 UNAVAILABLE POWERS. No committee of the Board shall have the power or authority to (1) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of Nevada to be submitted to stockholders for approval or (2) adopt, amend or repeal any provision in these Bylaws.

Section 5.4 ALTERNATE MEMBERS. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 5.5 PROCEDURES. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE VI

OFFICERS

Section 6.1 ELECTED OFFICERS. The Board shall elect a president, a treasurer and a secretary (collectively, the "Required Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below that are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

Section 6.1.1 CHAIRMAN OF THE BOARD. The chairman of the board, or in his or her absence, the president, shall preside when present at all meetings of the stockholders and the Board. The chairman of the board shall advise and counsel the president and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the chairman from time to time by the Board or these Bylaws. The chairman of the board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The chairman of the board may delegate all or any of his or her powers or duties to the president, if and to the extent deemed by the chairman of the board to be desirable or appropriate.

Section 6.1.2 PRESIDENT. The president shall be the chief executive officer of the Company, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the chairman of the board or in the event of his or her inability or refusal to act, the president shall perform the duties and exercise the powers of the chairman of the board.

Section 6.1.3 VICE PRESIDENTS. In the absence of the president or in the event of the president's inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.1.4 SECRETARY. The secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the president. The secretary shall have custody of the corporate seal of the Company and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature.

Section 6.1.5 ASSISTANT SECRETARIES. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.1.6 TREASURER. Unless the Board by resolution otherwise provides, the treasurer shall be the chief accounting and financial officer of the Company. The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as treasurer and of the financial condition of the Company.

Section 6.1.7 ASSISTANT TREASURERS. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.1.8 DIVISIONAL OFFICERS. Each division of the Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he or she is an officer.

Section 6.2 ELECTION. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

Section 6.3 APPOINTED OFFICERS. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

Section 6.4 MULTIPLE OFFICEHOLDERS; STOCKHOLDER AND DIRECTOR OFFICERS. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Nevada. Officers, such as the chairman of the board, possessing authority over or responsibility for any function of the Board must be directors.

Section 6.5 COMPENSATION; VACANCIES. The compensation of elected officers shall be set by the Board. The Board shall also fill any vacancy in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

Section 6.6 ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the certificate of incorporation or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

Section 6.7 REMOVAL. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

ARTICLE VII

SHARE CERTIFICATES

Section 7.1 ENTITLEMENT TO CERTIFICATES. Every holder of the capital stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by such holder.

Section 7.2 MULTIPLE CLASSES OF STOCK. If the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

Section 7.3 SIGNATURES. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (1) the chairman of the board, the president or a vice president; and (2) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he or she held such office on the date of issue.

Section 7.4 ISSUANCE AND PAYMENT. Subject to the provisions of law, the certificate of incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefore and the amount paid thereon up to and including the time said certificate is issued.

Section 7.5 LOST CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.6 TRANSFER OF STOCK. Upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

Section 7.7 REGISTERED STOCKHOLDERS. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 GENERAL. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 8.2 ACTIONS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3 INDEMNIFICATION AGAINST EXPENSES. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 8.4 BOARD DETERMINATIONS. Any indemnification under Sections 8.1 and 8.2 hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 8.5 ADVANCEMENT OF EXPENSES. Expenses including attorneys' fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by law or in this section. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

Section 8.6 NONEXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.7 INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this section.

Section 8.8 CERTAIN DEFINITIONS. For purposes of this Section 8.8, (a) references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this section.

Section 8.9 CHANGE IN GOVERNING LAW. In the event of any amendment or addition to Section 145 of the General Corporation Law of Nevada or the addition of any other section to such law that limits indemnification rights thereunder, the Company shall, to the extent permitted by the General Corporation Law of Nevada, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

ARTICLE IX

INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

Section 9.1 VALIDITY. Any contract or other transaction between the Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his or her participation or vote in such meeting or authorization.

Section 9.2 DISCLOSURE; APPROVAL. The foregoing shall, however, apply only if the material facts of the relationship or the interests of each such director, officer or stockholder are known or disclosed:

(A) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(B) to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

Section 9.3 NONEXCLUSIVE. This provision shall not be construed to invalidate any contract or transaction that would be valid in the absence of this provision.

ARTICLE X

MISCELLANEOUS

Section 10.1 PLACE OF MEETINGS. All stockholders, directors and committee meetings shall be held at such place or places, within or without the State of Nevada, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

Section 10.2 FIXING RECORD DATES.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days prior to any such action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 10.3 MEANS OF GIVING NOTICE. Whenever under applicable law, the certificate of incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder at his or her address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

Section 10.4 WAIVER OF NOTICE. Whenever any notice is required to be given under applicable law, the certificate of incorporation or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.5 ATTENDANCE VIA COMMUNICATIONS EQUIPMENT. Unless otherwise restricted by applicable law, the certificate of incorporation or these Bylaws, members of the Board, any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.6 DIVIDENDS. Dividends on the capital stock of the Company, paid in cash, property or securities of the Company and as may be limited by applicable law and applicable provisions of the certificate of incorporation (if any), may be declared by the Board at any regular or special meeting.

Section 10.7 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 10.8 REPORTS TO STOCKHOLDERS. The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

Section 10.9 CONTRACTS AND NEGOTIABLE INSTRUMENTS. Except as otherwise provided by applicable law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the board or the president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

Section 10.10 FISCAL YEAR. The fiscal year of the Company shall be fixed by resolution of the Board.

Section 10.11 SEAL. The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 10.12 BOOKS AND RECORDS. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 10.13 RESIGNATION. Any director, committee member, officer or agent may resign by giving written notice to the chairman of the board, the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.14 SURETY BONDS. Such officers and agents of the Company (if any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

Section 10.15 PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. The chairman of the board, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights that the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in order that the Company may exercise such powers and rights.

Section 10.16 AMENDMENTS. These Bylaws may be altered, amended, repealed or replaced by the stockholders, or by the Board when such power is conferred upon the Board by the certificate of incorporation, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting. If the power to adopt, amend, repeal or replace these Bylaws is conferred upon the Board by the certificate of incorporation, the power of the stockholders to so adopt, amend, repeal or replace these Bylaws shall not be divested or limited thereby.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              ONE eCommerce Corporation

DATED: May 5, 2008

/s/ John Welch________________________________
John Welch, Chairman

/s/ Harry Nass________________________________
Harry Nass President